EXHIBIT 99.1

                DESCRIPTION OF RENTRAK CORPORATION CAPITAL STOCK

General

The authorized capital stock of Rentrak Corporation, a corporation organized under the laws of the state of Oregon ("Rentrak"), consists of 30,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share, 300,000 shares of which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon the exercise of the rights distributed to the holders of Rentrak common stock pursuant to the shareholder rights plan described below under "Description of Rights." All of the outstanding shares of the capital stock of Rentrak are duly authorized, validly issued, fully paid, and nonassessable.

Rentrak Common Stock

Subject to the rights of holders of any outstanding Rentrak preferred stock, the holders of outstanding shares of Rentrak common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Rentrak Board of Directors (the "Board") may from time to time lawfully determine. Each holder of Rentrak common stock is entitled to one vote for each share held and, except as otherwise provided by law or by the Board with respect to any series of Rentrak preferred stock, the holders of Rentrak common stock will exclusively possess all voting power.
Holders of Rentrak common stock are not entitled to accumulate votes for the election of directors. The Rentrak common stock is not entitled to conversion or preemptive rights and is not subject to redemption or assessment. Subject to the rights of holders of any outstanding Rentrak preferred stock, upon liquidation, dissolution, or winding up of Rentrak, any assets legally available for distribution to shareholders are to be distributed ratably among the holders of the Rentrak common stock at that time outstanding.

Rentrak Preferred Stock

The Board has the authority to issue Rentrak preferred stock in one or more series with such distinctive serial designations, at such price or prices, and for such other consideration as may be fixed by the Board. Rentrak preferred stock of all series shall be in all respects entitled to the same preferences, rights, and privileges and subject to the same qualifications, limitations, and restrictions; provided, however, that different series of Rentrak preferred stock may vary with respect to, among other things, dividend rates, conversion rights, voting rights, redemption rights, liquidation preferences, and the number of shares constituting each such series as shall be determined and fixed by resolution or resolutions of the Board providing for the issuance of such series, without any further vote or action by the Rentrak shareholders. All the shares of any one series will be alike in all respects. The ability of the Board to issue Rentrak preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding Rentrak voting stock.

Description of Rights

Effective May 18, 2005, the Board adopted a shareholder rights plan (the "Rights Plan") to replace a similar rights plan adopted in 1995 that expired on that date. Pursuant to the Rights Plan, Rentrak has distributed a dividend of one right to purchase shares of capital stock of Rentrak, under certain circumstances specified in the Rights Plan, for each outstanding share of common stock. These purchase rights are hereinafter referred to as the "Rights." The Rights trade with the common stock and will detach and become exercisable on the earlier of the 10th day after a person (together with that person's affiliates or associates) acquires beneficial ownership of 15% or more of the outstanding shares of Rentrak common stock (any such person, an "Acquiring Person"), or the 10th business day after a person announces a tender offer the completion of which would result in beneficial ownership by a person (together with such person's affiliates or associates) of 15% or more of Rentrak's outstanding common shares. If the Rights detach and become exercisable, unless subsequently redeemed, each Right then would entitle its holder to purchase one one-hundredth of a share of the Series A Junior Participating Preferred Stock for an exercise price of $50, subject to antidilution adjustment.

If Rentrak were to be involved in a merger or other business combination transaction in which Rentrak is not the surviving corporation after the Rights become exercisable, each Right would entitle its holder to purchase, for the Right's exercise price, a number of the acquiring or surviving company's shares of common stock having a market value equal to twice the exercise price. If, in a transaction not approved by the Board, a person becomes an Acquiring Person or Rentrak is the surviving corporation in a merger or other business combination with such a person, each Right would entitle its holder (other than the Acquiring Person and its affiliates and associates, all of whose Rights become automatically void) to purchase, for the Right's exercise price, a number of shares of Rentrak common stock having a market value equal to twice the exercise price. At any time after a person (together with such person's affiliates or associates) acquires at least 15%, but not more than 50%, of the outstanding shares of Rentrak common stock, the Board can elect to exchange that number of shares of common stock having an aggregate value equal to the spread (the excess of the value of the common stock issuable upon exercise of a Right over the exercise price) for each Right (other than Rights held by such Acquiring Person and its affiliates and associates).

Rentrak would be entitled to redeem the Rights at $.001 per Right at any time until a public announcement that a person has become an Acquiring Person. Following an announcement confirming Rentrak's intent to redeem the Rights, the entitlement to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

For so long as the Rights remain redeemable, the terms of the Rights Plan may be amended by the Board without the consent of the holders of the Rights. The Rights expire on May 18, 2015, unless earlier redeemed or exchanged by Rentrak or terminated. The Rights Plan may deter takeover bids for Rentrak. To the extent an acquirer would be discouraged by the Rights Plan from acquiring an equity position in Rentrak, shareholders may be deprived of receiving a premium for their shares. The issuance of additional shares of common stock prior to the time the Rights become exercisable would result in an increase in the number of Rights outstanding.

Each share of Series A Junior Participating Preferred Stock would have a quarterly dividend rate per share equal to 100 times the per share amount of any dividend (other than a dividend payable in shares of common stock or a subdivision of the common stock) (but not less than $1.00 per share) declared from time to time on the common stock, subject to certain adjustments. The holders of Series A Junior Participating Preferred Stock would be entitled to receive a preferred liquidation payment per share of $100 (plus accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of common stock. Generally, the holder of each share of Series A Junior Participating Preferred Stock would vote together with the common stock (and any other series of preferred stock entitled to vote on such matter) on any matter as to which the common stock is entitled to vote, including the election of directors. The holder of each share of Series A Junior Participating Preferred Stock would be entitled to 100 votes. In the event of any merger, consolidation, combination, or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash, and/or property, the holder of each share of Series A Junior Participating Preferred Stock would be entitled to receive 100 times the aggregate amount of stock, securities, cash, and/or property into which or for which each share of common stock is changed or exchanged. The foregoing dividend, voting, and liquidation rights of the Series A Junior Participating Preferred Stock would be protected against dilution in the event that additional shares of common stock are issued pursuant to a stock split or stock dividend. Because of the nature of the Series A Junior Participating Preferred Stock's dividend, voting, liquidation, and other rights, the value of the one one-hundredth of a share of Series A Junior Participating Preferred Stock purchasable with each Right is intended to approximate the value of one share of common stock.

Oregon Business Combination Act

Rentrak is subject to the Oregon Business Combination Act, which generally prohibits a public company incorporated in Oregon from engaging in a "business combination" with an "interested shareholder" for a period of three years after the time that the person became an interested shareholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested shareholder, (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and by certain employee stock plans, or (iii) at or after such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested shareholder. A "business combination" generally includes mergers, asset sales, and similar transactions between the corporation and the interested shareholder, and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" is a person who owns 15% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation's voting stock within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder.

Oregon Control Share Act

Rentrak is also subject to the Oregon Control Share Act, which provides that a person (including a group of persons acting together) who acquires voting stock of a public Oregon corporation in a transaction that results in the person holding more than 20%, 33%, or 50% of the total voting power of the Oregon corporation may not vote the shares it acquires in the transaction unless voting rights are accorded to such shares by (i) a majority of each voting group entitled to vote and (ii) the holders of a majority of the outstanding voting shares, excluding shares acquired in the transaction and all shares held by officers and employee directors. If such shares are accorded voting rights and represent a majority or more of all voting power of the corporation, the shareholders who do not vote in favor of voting rights will have the right to receive the appraised "fair value" of their shares, which will be at least equal to the highest price paid per share by the person who acquired the control shares. The corporation's bylaws may be amended, by the corporation's board of directors or holders of a majority of the voting power, to provide that the provisions of the Oregon Control Share Act will not apply.

Other Matters

The bylaws of Rentrak contain provisions (i) requiring that advance notice be delivered to Rentrak of any business to be brought by a shareholder before any meeting of shareholders and (ii) establishing procedures to be followed by shareholders in nominating persons for election to the Board. Generally, such advance notice provisions provide that written notice must be given to the Secretary of Rentrak by a shareholder, with respect to director nominations or shareholder proposals, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (except that if the date of the annual meeting is changed by more than 30 days from such anniversary date, then notice by the shareholder, to be timely, must be received within ten days of the date on which notice of the date of the meeting was mailed or public disclosure of the date was made, whichever first occurs). Such notice must set forth specific information regarding such shareholder and such business or director nominee, as described in the bylaws.